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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C.  20549

                               _________________


                                   FORM 8-A

                    FOR REGISTRATION OF CERTAIN CLASSES OF
                  SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                               _________________


                      SQL FINANCIALS INTERNATIONAL, INC.
            (Exact name of Registrant as specified in its charter)


         Delaware                                              58-1972600
  (State of incorporation                                   (I.R.S. Employer
     or organization)                                      Identification No.)


3950 Johns Creek Court, Suite 100                                 30024
Suwanee, Georgia                                                (Zip Code)
(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: [X]

Securities Act registration statement file number to which this form relates:
333-46685.

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $.0001 par value per share.

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Item 1.  Description of Registrant's Securities to be Registered.

          For a description of the Registrant's Common Stock being registered hereby, reference is made to the information set forth under the heading "Description of Capital Stock" in the Prospectus that forms part of Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-46685) filed by the Registrant with the Securities and Exchange Commission on April 6, 1998 (the "Registration Statement"). Such information is incorporated herein by reference. Definitive copies of the Prospectus will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement, and the description of the Common Stock contained therein shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.  Exhibits.

     Exhibit Number                      Description
     --------------                      -----------

          3.1* Amended and Restated Certificate of Incorporation of the Registrant dated September 26, 1997.

          3.2*                Bylaws of the Registrant.

          3.3* Form of Amended and Restated Certificate of Incorporation of the Registrant.

          3.4*                Form of Amended and Restated Bylaws of the
                              Registrant.

          4.1* See Exhibits 3.3 and 3.4 for provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Registrant defining rights of the holders of Common Stock of the Registrant.

          4.2                 Specimen Stock Certificate.


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*Incorporated by reference to the exhibit of the same number contained in
 Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-46685) filed with the Securities and Exchange Commission on April 6, 1998.

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 18, 1998.

                              SQL FINANCIALS INTERNATIONAL, INC.


                              By:    /s/ Stephen P. Jeffery
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                                    Stephen P. Jeffery, President

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